UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 28, 2007

Wynn Resorts, Limited
(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 28, 2007, the Registrant entered into an Equity Underwriting Agreement, dated September 28, 2007, between the Registrant and Deutsche Bank Securities Inc. ("DBSI"), for the sale by the Registrant of 3,750,000 shares of its common stock, par value $0.01 per share.  Pursuant to the Equity Underwriting Agreement, the Registrant granted DBSI the right to purchase up to 562,500 additional shares to cover over-allotments.  The Registrant's press releases dated September 28, 2007, relating to the stock offering, and dated October 1, 2007, relating to the exercise of DBSI's over-allotment option, are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The Registrant intends to use the net proceeds from the offering for general corporate purposes and to enhance the Registrant's financial flexibility for future projects and potential new developments.

DBSI and its affiliates have performed investment banking, commercial lending and advisory services for the Registrant and its affiliates, from time to time, for which they have received customary fees and expenses.

DBSI acted as joint lead arranger and joint book running manager and Deutsche Bank Trust Company Americas, an affiliate of DBSI, acted as administrative agent in connection with a credit facility, dated as of June 21, 2007, providing for a delayed-draw term loan facility to the Registrant in the aggregate principal amount of $1.0 billion, which may be increased to an aggregate principal amount of $1.25 billion under certain circumstances and upon the satisfaction of certain conditions, which may be increased to an aggregate principal amount of $1.425 billion under certain circumstances and upon the satisfaction of certain conditions.

DBSI acted as lead arranger and joint book running manager, and Deutsche Bank Trust Company Americas, an affiliate of DBSI, acted as administrative agent, issuing lender, and swing line lender, in connection with the amended and restated credit agreement, dated as of August 15, 2006, providing for revolving credit and term loan borrowings to Wynn Las Vegas, LLC, an indirect subsidiary of the Registrant, in the aggregate principal amount of $1.125 billion.

Deutsche Bank AG, Hong Kong Branch, an affiliate of DBSI, acted as a global coordinating lead arranger under a $1.550 billion amended credit agreement executed on June 27, 2007 by an affiliate of the Registrant.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release, dated September 28, 2007, by Wynn Resorts, Limited.
99.2	Press Release, dated October 1, 2007, by Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 1, 2007

WYNN RESORTS, LIMITED

By:	/s/ Kim Sinatra
Kim Sinatra
Senior Vice President, General Counsel and Secretary